Exhibit 10.24

AVC PATENT PORTFOLIO LICENSE

This Agreement is made this 1st day of October, 2007, by and between MPEG LA, L.L.C., a limited liability company of Delaware having a principal place of business in Greenwood Village, Colorado, U.S.A. (hereinafter “Licensing Administrator”); and DivX, Inc., a Delaware Corporation, having a principal place of business in 4780 Eastgate Mall, San Diego, CA 92121 U.S.A. (hereinafter “Licensee”).

WHEREAS, a video standard commonly referred to as AVC has been defined and is referred to in this Agreement as the “AVC Standard” (as more fully defined herein below);

WHEREAS, Columbia Innovation Enterprises, having a principal place of business in New York, New York (“Columbia”); Electronics and Telecommunications Research Institute (ETRI), having a principal place of business in Korea (“ETRI’); France Télécom, société anonyme, a corporation of France, having a principal place of business in Paris, France (“France Télécom”); Fujitsu Limited, a corporation of Japan, having a principal place of business in Kawasaki, Japan (“Fujitsu”); Koninklijke Philips Electronics N.V., a corporation of the Netherlands, having a principal place of business in Amsterdam, the Netherlands (“Philips Electronics”); Matsushita Electric industrial Co., Ltd., a corporation of Japan, having a principal place of business in Osaka, Japan (“Matsushita”); Microsoft Corporation, a corporation of Washington, U.S.A., having a principal place of business in Redmond, Washington, U.S.A. (“Microsoft”); Mitsubishi Electric Corporation, a corporation of Japan, having a principal place of business in Tokyo, Japan (“Mitsubishi Electric”); Robert Bosch GmbH, a corporation of Germany, having a principal place of business in Stuttgart, Germany (“Robert Bosch”); Samsung Electronics Co., Ltd., a corporation of Korea, having a principal place of business in Seoul, Korea (“Samsung”); Sharp Kabushiki Kaisha, a corporation of Japan, having a principal place of business in Osaka-Fu, Japan (“Sharp”); Sony Corporation, a corporation of Japan, having a principal place of business in Tokyo, Japan (“Sony”); Toshiba Corporation, a corporation of Japan, having a principal place of business in Tokyo, Japan (“Toshiba”); and Victor Company of Japan, Ltd., a corporation of Japan, having a principal place of business in Yokohama, Japan (“JVC”) (hereinafter collectively the “Licensors” or individually “Licensor,” as more fully defined in this Agreement) each own and have the right to license, or have the right to sublicense, one or more patents, utility models and/or enforceable allowed patent or enforceable allowed utility model applications published for opposition which claim apparatus and/or methods necessary for compliance with the AVC Standard;

WHEREAS, each Licensor believes that the AVC Standard represents significant advances in the field of digital visual data compression, which will make available innovative new products and services to the public, and for this reason desires to encourage widespread adoption of the AVC Standard by, among others, video product and video service industries throughout the world;

WHEREAS, each Licensor hereby commits to make available individual licenses and/or sublicenses under any and all AVC Essential Patents licensable or sublicensable by the Licensor (without payment to any third party) to any individual, company or other entity requiring such a license and/or sublicense on fair, reasonable and nondiscriminatory terms and conditions in light of the terms offered herein;

AVC PATENT PORTFOLIO LICENSE (cont’d)

WHEREAS, each Licensor has granted the Licensing Administrator a worldwide, nonexclusive license and/or sublicense under all AVC Essential Patents licensable or sublicensable by the Licensor without payment to any third party to allow the Licensing Administrator to grant worldwide, nonexclusive sublicenses under all such AVC Essential Patent(s) under the terms hereof;

WHEREAS, the Licensors desire to make available, through the Licensing Administrator, license rights under their respective AVC Essential Patents in a single sublicense for the convenience of any individual, company or other entity desirous of acquiring such rights, thereby avoiding the need of such individual, company or other entity to obtain separate licenses from each of the Licensors under its AVC Essential Patent(s);

WHEREAS, the Licensing Administrator desires to grant AVC Patent Portfolio Licenses to all individuals, companies and other entities requiring such a license under the terms and conditions set forth herein;

WHEREAS, nothing in this Agreement precludes the respective Licensors from licensing or sublicensing rights under individual AVC Essential Patent(s) to make, use, sell, or offer to sell products or processes including, but not limited to, the rights licensed in the AVC Patent Portfolio License;

WHEREAS, Licensee understands that this AVC Patent Portfolio License is offered for the convenience of Licensee to, among other things, (i) obtain rights under the patents of several entities in a single license; and (ii) pay a single royalty without having to compute the number of AVC Essential Patent(s) used; and Licensee understands that it is free to contact any Licensor to negotiate a license for any Patent offered herein on terms and conditions different from those set forth herein which may be mutually acceptable to such Licensee and Licensor;

WHEREAS, Licensee has elected in its sole discretion to enter into this AVC Patent Portfolio License under the terms specified herein rather than electing to negotiate individual licenses under whatever Patents Licensee desires;

WHEREAS, Licensee understands that no royalty is payable on any product manufactured, used or sold unless such product infringes an existing patent that would be infringed but for the license(s) granted under this Agreement; and

WHEREAS, Licensee desires for its own convenience to obtain the rights offered in this AVC Patent Portfolio License under the terms authorized by the Licensors and offered by the Licensing Administrator.

NOW, THEREFORE, the Licensing Administrator and Licensee AGREE AS FOLLOWS:

0.	EFFECTIVE DATE

0.1	This License Agreement shall be effective as of August 1, 2002.

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AVC PATENT PORTFOLIO LICENSE (cont’d)

1.	DEFINITIONS

The definitions set forth in this Article shall apply to the following terms when used with initial capital letters in this Agreement, its attachments, and amendments hereto.

1.1	Affiliate – shall mean a Legal Entity which now or hereinafter, directly or indirectly, controls, is controlled by or is under common control with Licensee. The term “control” as used in this Section 1.1 shall mean (a) ownership of more than 50% of the outstanding shares representing the right to vote for directors or other managing officers of Licensee or such Legal Entity; or for Licensee or a Legal Entity which does not have outstanding shares, of more than 50% of the ownership interest representing the right to make decisions for Licensee or such Legal Entity; or (b) a relationship similar to that described in Subsection 1.1(a) deemed by the Licensing Administrator in its sole discretion to represent “control.” An entity shall be deemed an Affiliate only so long as such “control” exists.

1.2	Agreement – shall mean this sublicense between the Licensing Administrator and Licensee, including exhibits, attachments, amendments and modifications hereto.

1.3	Arms-Length Sale – shall mean a Sale between or among unrelated entities at competitive conditions which prevail in the market or the equivalent of such Sale.

1.4	AVC Codec(s) – shall mean any single product or thing which incorporates the full functionality of both one AVC Decoder and one AVC Encoder. Any single product or thing which incorporates more than one AVC Decoder and/or more than one AVC Encoder shall constitute more than one AVC Codec.

1.5	AVC Decoder(s) – shall mean a decoder used to decode AVC Video.

1.6	AVC Encoder(s) – shall mean an encoder used to create AVC Video.

1.7	AVC Essential Patent – shall mean any and all claim(s), but only such claim(s), in a Patent which are necessarily infringed in connection with the use or implementation of the AVC Standard under the laws of the country which issued or published the Patent.

1.8	AVC Patent Portfolio – shall mean the portfolio of AVC Essential Patent(s) initially identified in Attachment 1 hereto, which portfolio may be supplemented or reduced from time to time in accordance with the provisions of this Agreement.

1.9	AVC Patent Portfolio Patent – shall mean an AVC Essential Patent under which a Licensor has the right to grant a license or sublicense to a third party (without payment to any third party) with the right of such third party to grant sublicenses, and which is included in the AVC Patent Portfolio.

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AVC PATENT PORTFOLIO LICENSE (cont’d)

1.10	AVC Product(s) – shall mean any product or thing in whatever form which constitutes or contains one or more fully functioning AVC Decoder(s), AVC Encoder(s) or AVC Codec(s). AVC Product(s) shall not include OEM AVC Products.

1.11	AVC Related Patent – shall mean any and all claims, but only such claims, in any Patent in the field of video compression which are not an AVC Essential Patent but which are infringed by an apparatus or a method using or implementing the AVC Standard under the laws of the country which issued or published the Patent.

1.12	AVC Royalty Product – shall mean a product for which a royalty is payable to the Licensing Administrator hereunder.

1.13	AVC Standard – shall mean the video standard initially defined in ISO/IEC IS 14496-10 and any subsequent version or extension of this video standard (including, for example, the Fidelity Range Extensions) to the extent posted at http://www.mpegla.com/avc/avc-agreement.cfm (“Amended Definition”); provided, however, that no Amended Definition shall reduce the scope of any definition of the AVC Standard immediately prior to the posting of any Amended Definition. The Notice Provisions of this Agreement shall not apply to any Amended Definition.

1.14	AVC Video – shall mean video encoded in compliance with the AVC Standard.

1.15	Broadcast Market – shall mean the geographic area within which an End User could use an AVC Decoder to view Free Television AVC Video sent by a single transmitter or transmitter simultaneously with repeaters by a single Legal Entity. The Licensing Administrator reserves the right to determine the number of Households in a Broadcast Market based on Licensee’s computation of the number of Households within a particular broadcast station such as, for illustration purposes only, WCBS-TV, New York.

1.16	Calendar Year – shall mean the period commencing on January 1 and concluding on December 31 of any year.

1.17	Codec Licensee – shall mean a person or entity which Sells an AVC Product to (i) a Codec Licensee Customer and/or (ii) an End User.

1.18	Codec Licensee Customer – shall mean a party to which Licensee sells an AVC Product which is not incorporated in a Computer Operating System, provided that (i) the Codec Licensee Customer incorporates such AVC Product(s) under Licensee’s brand name in a Personal Computer; and (ii) Licensee under its own brand name sells directly to End Users for use in a Personal Computer more than a de minimis amount of the same AVC Product(s) which are Sold to the Codec Licensee Customer.

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AVC PATENT PORTFOLIO LICENSE (cont’d)

1.19	Commercial AVC Video – shall mean AVC Video Sold to an End User in a transaction in which a party to the transaction receives remuneration of any kind for the Sale of such AVC Video.

1.20	Confidential Information – shall mean any information given to the Licensing Administrator pursuant to Articles 3.12 or 5 of this Agreement which is designated “confidential” by Licensee.

1.21	Computer Operating System – shall mean programs which, among other things, control the allocation and usage of hardware resources in a Personal Computer such as memory, CPU time, disk space and peripheral devices. The Computer Operating System is the foundation software on which applications depend. Computer Operating Systems include, but are not limited to, Linux, Windows, Mac OS, and Unix.

1.22	Consumer – shall mean a natural person (a) using AVC Video in his or her own personal capacity and not engaged in commercial activity or activity for which he or she receives any remuneration or (b) using AVC Video in connection with video teleconferencing in which the AVC Video is limited to depictions of persons (and related materials) participating in the teleconference, and mobile messaging in which the video is created by and sent to an End User. “Consumer” use of an AVC Product shall be limited to the Consumer’s personal use only with another, or in such person’s capacity as, an End User.

1.23	End User – shall mean any person or entity which orders, sends, purchases, retrieves, receives or is specifically sent an AVC Product or AVC Video for their or its personal use (including use in connection with video teleconferencing), whether alone or in combination with any other product, and not for re-Sale.

1.24	Enterprise – shall mean a Legal Entity and all Affiliate(s) of such Legal Entity.

1.25	Enterprise Licensee – shall mean a Licensee which elects an Enterprise License under Sections 2.7 and 3.1.7 hereof.

1.26	Free Television AVC Video – shall mean AVC Video which constitutes television broadcasting which is sent to an End User and/or a Consumer by an over-the-air, satellite and/or cable Transmission, and which is not paid for by an End User. In order to constitute Free Television AVC Video, such AVC Video must not be licensable under Articles 2.2, 2.3 and 2.5 of this Agreement.

1.27	Households – shall mean a single residence or dwelling place (e.g., a home or apartment) or separately owned place of business, regardless of the number of End Users within such residence or place of business.

1.28

Internet Broadcast AVC Video – shall mean AVC Video that is neither Title-by-Title AVC Video nor Subscription AVC Video but that is Sold to an End User by means of the Worldwide Web or Internet through the End User’s use of, for example, a Web Browser or an electronic transfer between users over one or more networks

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AVC PATENT PORTFOLIO LICENSE (cont’d)

using one or more network protocols such as the Internet Protocol or Simple Mail Transfer Protocol. AVC Video shall not be Internet Broadcast AVC Video if the End User pays remuneration to the Seller of such video for the right to receive or view such video.

1.29	Legal Entity – shall mean a corporation, limited liability company, partnership or other entity recognized by state, provincial or national law as having the power to contract and to sue or be sued.

1.30	Licensed Product(s) – shall mean any product, including software, licensed under Article 2 of this Agreement.

1.31	Licensors (individually Licensor) – shall mean Columbia; ETRI; France Télécom; Fujitsu; Philips Electronics; Matsushita; Microsoft; Mitsubishi Electric; Robert Bosch; Samsung; Sharp; Sony; Toshiba; and JYC; subject to additions and deletions from time to time, as identified in Attachment 1 hereto.

1.32	Manufacture (Manufactured) (Manufacturer) – shall mean fabrication, reproduction, copying, assembly, or otherwise making of substantially the entire finished AVC Product or AVC Video. For purposes of Articles 3.11.1, 3.11.2, and 3.11.3, country of Manufacturer shall mean either (i) that country in which an AVC Decoder, an AVC Encoder or an AVC Codec first exists in fully functioning form or (ii) the country from which the Title-by-Title AVC Video or the Subscription AVC Video originates before it is sent to an End User.

1.33	OEM AVC Product(s) – shall mean AVC Product(s) Sold to an OEM Licensee Customer.

1.34	OEM License – shall mean that License granted under Section 2.6 of this Agreement.

1.35	OEM Licensee – shall mean a Licensee which elects the sublicense granted under Section 2.6 of this Agreement to Sell or offer for Sale OEM AVC Products to OEM Licensee Customers.

1.36	OEM Licensee Customer – shall mean a party to which Licensee sells an AVC Product which is incorporated at the time of the Sale in a Computer Operating System, provided that (i) the OEM Licensee Customer incorporates such OEM AVC Product(s) under Licensee’s brand name in a Personal Computer; and (ii) Licensee under its own brand name sells directly to End Users for use in a Personal Computer more than a de minimis amount of such AVC Product(s) incorporated in a Computer Operating System.

1.37	Patent(s) – shall mean any issued patent (including reexaminations, reissues, continuations, divisions and continuations-in-part), enforceable invention certificates, or issued utility model of any country, or any enforceable allowed patent application or enforceable allowed utility model application, published for opposition in any country.

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AVC PATENT PORTFOLIO LICENSE (cont’d)

1.38	Personal Computer – shall mean a device Sold to an End User which comprises one or more processing units and peripheral units that are controlled by, or in communication with, a computer operating system capable of performing multiple functions, including, but not limited to at least the following, internet access, word processing, e-mail sending and receiving, spread sheet calculations, data base management, and data storage and retrieval. A Personal Computer may also be capable of encoding and/or decoding AVC Video but such capability shall not be, in the sole judgment of the Licensing Administrator, the primary function of a device in order for that device to be a Personal Computer. A Personal Computer shall not mean hardware products that have as their primary purpose a limited functionality or limited functionalities such as a personal digital assistant (“PDA”), mobile phone, set-top box, gaming console or DVD player.

1.39	Sale (Sell) (Sold) (Seller) – shall mean any sale, rental, lease, license, copying, transfer, reproduction, Transmission, or other form of distribution of an AVC Product or the Transmission by any means of AVC Video either directly or through a chain of distribution.

1.40	Subscriber – shall mean either (a) an identified End User which, during any Calendar Year, uses an AVC Decoder to decode Subscription AVC Video or, if the identity of such End User is not known to the Licensee, (b) a decoder which is used by an End User at any time during any Calendar Year to decode any Subscription AVC Video. With respect to each Licensee’s royalty and royalty reporting obligations under Article 3 hereof, a Subscriber shall be counted as only one Subscriber regardless of the level of any individual Subscriber’s use and/or viewing of Subscription AVC Video in any Calendar Year.

1.41	Subscription AVC Video – shall mean Commercial AVC Video which is not Title-by-Title AVC Video and for which an End User is obligated to pay any form of remuneration. Subscription AVC Video shall include, but is not limited to, AVC Video Transmitted by satellite, internet, cable or mobile telephony and which is paid for by the End User based on the End User’s access to or usage of such AVC Video over a specific period of time.

1.42	Title – shall mean an identification given to a segment of AVC Video that generally concerns a related topic or topics and has what is generally considered to be a beginning and an end. By way of example only, a Title shall include a motion picture, a television show, a sporting event, a news broadcast, and categories of “short features” such as movie trailers, sports highlights, news updates, or other AVC Video which is advertised or marketed by the provider or seller of such video under a single name, or other single identification.

1.43

Title-by-Title AVC Video – shall mean Commercial AVC Video which is Sold to an End User in connection with the End User’s request for the specific content represented by the Title of AVC Video and for which an End User is obligated to pay any form of remuneration. Title-by-Title AVC Video shall include, but is not limited to, AVC

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AVC PATENT PORTFOLIO LICENSE (cont’d)

Video contained on physical media, pay per view, video on demand and digital internet, mobile or other downloads or streams requested by the End User and paid for by the End User either on a transaction-by-transaction or any other basis.

1.44	Transmits (Transmission) (Transmitted) (Transmitter) – shall mean the act of distributing, disseminating, streaming or otherwise delivering to a third party any AVC Video. For purposes of Section 2.4 hereof, a “Transmitter” shall be that party which is identified to the End User as the party providing Free Television AVC Video service.

1.45	Web Browser – shall mean an application or functionality capable of communication with a network for presenting information obtainable from the Worldwide Web or Internet servers via one or more networks using various network protocols, such as the Internet Protocol, the Hypertext Transfer Protocol and the File Transfer Protocol.

2.	LICENSING ADMINISTRATOR GRANT

2.1	AVC Product(s). Subject to the terms and conditions of this Agreement (including, without limitation, Articles 3 and 7), the Licensing Administrator hereby grants to a Codec Licensee a royalty-bearing, worldwide, nonexclusive, nontransferable sublicense under all AVC Essential Patent(s) in the AVC Patent Portfolio to make, have made, Sell or offer for Sale an AVC Product, and for a Consumer to use such AVC Product in connection with decoding AVC Video encoded by any Consumer or encoding AVC Video for the Consumer’s own use or for Transmission to a Consumer. NO OTHER LICENSE IS GRANTED IN THIS ARTICLE 2.1, BY IMPLICATION OR OTHERWISE. SPECIFICALLY, AND WITHOUT LIMITATION, NO LICENSE IS GRANTED IN THIS ARTICLE 2.1 TO USE AVC PRODUCT(S) IN CONNECTION WITH ANY COMMERCIAL AVC VIDEO OR TO SELL OR OFFER TO SELL OEM AVC PRODUCTS.

2.2	Title-by-Title AVC Video. Subject to the terms and conditions of this Agreement (including, without limitation, Article 3), the Licensing Administrator hereby grants to Licensee, a (i) replicator or manufacturer of physical media which contains AVC Video or (ii) Seller of Title-by-Title AVC Video to an End User, a royalty bearing, worldwide, nonexclusive, nontransferable sublicense under all AVC Essential Patent(s) in the AVC Patent Portfolio for Licensee and such End User to use any AVC Product in connection with the Title-by-Title AVC Video for which a royalty is paid pursuant to this Agreement. NO OTHER LICENSE IS GRANTED IN THIS ARTICLE 2.2, BY IMPLICATION OR OTHERWISE.

2.3

Subscription AVC Video. Subject to the terms and conditions of this Agreement (including, without limitation, Article 3), the Licensing Administrator hereby grants to Licensee, a Seller of Subscription AVC Video to an End

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AVC PATENT PORTFOLIO LICENSE (cont’d)

User, a royalty-bearing, worldwide, nonexclusive, nontransferable sublicense under all AVC Essential Patent(s) in the AVC Patent Portfolio for Licensee and such End User to use any AVC Product in connection with the Licensee’s Subscription AVC Video for which a royalty is paid pursuant to this Agreement and which is Sold by Licensee to the End User. NO OTHER LICENSE IS GRANTED IN THIS ARTICLE 2.3, BY IMPLICATION OR OTHERWISE.

2.4	Free Television AVC Video. Subject to the terms and conditions of this Agreement (including, without limitation, Article 3), the Licensing Administrator hereby grants to Licensee, a Transmitter of Free Television AVC Video to an End User, a royalty-bearing, worldwide, nonexclusive, nontransferable sublicense under all AVC Essential Patent(s) in the AVC Patent Portfolio for Licensee and such End User to use any AVC Product in connection with Free Television AVC Video for which a royalty is paid pursuant to this Agreement and which is Transmitted by Licensee to the End User. NO OTHER LICENSE IS GRANTED IN THIS ARTICLE 2.4, BY IMPLICATION OR OTHERWISE.

2.5	Internet Broadcast AVC Video Use. Subject to the terms and conditions of this Agreement (including, without limitation, Article 3), the Licensing Administrator hereby grants to Licensee, a Seller of Internet Broadcast AVC Video to an End User, a royalty-bearing (subject to the terms of Article 3.1.5), worldwide, nonexclusive nontransferable sublicense under all AVC Essential Patent(s) in the AVC Patent Portfolio for Licensee and for such End User to use any AVC Product in connection with the Internet Broadcast AVC Video which is Sold by Licensee to the End User. NO OTHER LICENSE IS GRANTED IN THIS ARTICLE 2.5, BY IMPLICATION OR OTHERWISE.

2.6	OEM Licensee. Subject to the terms and conditions of this Agreement (including without limitation Articles 2, 3 and 7), the Licensing Administrator hereby grants to an OEM Licensee a royalty-bearing, worldwide, nonexclusive, nontransferable sublicense under all AVC Essential Patent(s) in the AVC Patent Portfolio to Sell or offer for Sale OEM AVC Products. Such sublicense shall be granted at the option of Licensee pursuant to the terms of Article 3.1.6 hereof. NO OTHER LICENSE IS GRANTED IN THIS ARTICLE 2.6, BY IMPLICATION OR OTHERWISE. SPECIFICALLY, AND WITHOUT LIMITATION, NO LICENSE IS GRANTED IN THIS ARTICLE 2.6 TO USE OEM AVC PRODUCT(S) IN CONNECTION WITH ANY COMMERCIAL AVC VIDEO OR TO SELL OR OFFER FOR SALE AVC PRODUCTS.

2.7	Enterprise License. Subject to the terms and conditions of this Agreement (including, without limitation, Article 3) the Licensing Administrator hereby grants to an Enterprise Licensee those licenses conferred in Articles 2.2, 2.3, 2.4 and 2.5 hereof.

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AVC PATENT PORTFOLIO LICENSE (cont’d)

2.8	No License or Immunity Unless Expressly Granted. NO LICENSE, NON-ASSERT OR IMMUNITY IS GRANTED BY EITHER PARTY HERETO TO THE OTHER PARTY, EITHER DIRECTLY OR BY IMPLICATION, ESTOPPEL OR OTHERWISE, OTHER THAN AS EXPRESSLY PROVIDED IN SECTIONS 2.1 THROUGH 2.7, 8.3 AND 8.4 OF THIS AGREEMENT.

2.9	No Sublicenses. Subject to Article 3.1.7, the sublicenses granted in Sections 2.1 through 2.7 of this Agreement do not include the right of the Licensee to grant any further sublicenses. The Licensing Administrator is willing to offer an AVC Patent Portfolio License to any Affiliate of Licensee.

2.10	Scope of License Grant. Notwithstanding anything to the contrary herein, all licenses granted under this Agreement are limited to a field of use to comply with the AVC Standard. No other licenses for any other purpose or use are granted herein nor are any licenses granted to any portion or segment of any product or thing except those portions or segments of such product or thing that comply with the AVC Standard.

3.	ROYALTIES AND PAYMENTS

3.1	Royalties for Licenses under AVC Essential Patents in the AVC Patent Portfolio. For those licenses offered in Article 2 hereof under AVC Essential Patents in the AVC Patent Portfolio, Licensee shall pay to the Licensing Administrator, for the benefit of Licensors, throughout the term of this Agreement, the applicable royalties as follows:

3.1.1	AVC Product(s). Subject to the limitation of Article 3.1.9, the royalty in any Calendar Year for the sublicense granted pursuant to Section 2.1 hereof upon the Sale after December 31, 2004 of each AVC Encoder, each AVC Decoder or each AVC Codec (each AVC Encoder, AVC Decoder or AVC Codec shall be referred to in this Article as a “Unit”) whether one or more Units are incorporated in a single product shall be as follows:

Unit Sales In Any Calendar Year After December 31, 2004	Royalties Payable

0 to 100,000 Units	$0.00
100,001 to 5,000,000 Units	$0.20 per Unit
Units in excess of 5,000,000	$0.10 per Unit

In no event, however, shall the royalty for the sublicense granted in Section 2.1 hereof in any Calendar Year exceed the amounts specified below for the combined Sales of AVC Products of a Licensee and each of its Affiliates:

Calendar Year	Royalties Payable by Enterprise per Year

Sales in 2005 and 2006	$3,500,000
Sales in 2007 and 2008	$4,250,000
Sales in 2009 and 2010	$5,000,000

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AVC PATENT PORTFOLIO LICENSE (cont’d)

Should Licensee give the Licensing Administrator written notice by February 28 of any Calendar Year that it elects to pay the amount specified above and pays such amount by March 31 of the same Calendar Year, then Licensee shall be relieved of the obligation of Article 3.11.1 with respect to royalty reports for the same Calendar Year in which the payment is made.

3.1.1.1	Decoders in AVC Video. No royalties shall be payable under subsection 3.1.1 for the sublicense granted under Article 2.1 in the event, and only in the event, that Licensee Sells with AVC Video, for which a royalty is paid under the terms hereof, an AVC Decoder that has no function and no capability other than decoding the AVC Video, and only that AVC Video, with which it is Sold.

3.1.2	Title-by-Title AVC Video. The royalty for the sublicense granted pursuant to Section 2.2 hereof upon the Sale after December 31, 2005 of Title-by-Title AVC Video shall be as follows:

Title-by-Title AVC Video Sold After December 31, 2005	Royalties Payable

For each Title that is 12 minutes or less in length when measured at normal viewing speed	$ 0.00

For each Title that is longer than 12 minutes in length when measured at normal viewing speed	2.0% of the remuneration paid in Licensee’s first Arm’s-Length Sale or $0.02 per Title, whichever is lower

In no event, however, shall the royalty due in any Calendar Year for all licenses offered in Articles 2.2,2.3, 2.4 and 2.5 of this Agreement exceed the amounts specified in Article 3.1.7 hereof.

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AVC PATENT PORTFOLIO LICENSE (cont’d)

3.1.3	Subscription AVC Video. Subject to the limitation of Article 3.1.9, the royalty for the sublicense granted pursuant to Section 2.3 hereof upon the Sale after December 31, 2005, of Subscription AVC Video shall be as follows:

Subscribers During Any Calendar Year December 31, 2005	Royalties Payable Per Calendar Year

0 to 100,000	$0.00
100,001 to 250,000	$25,000
250,001 to 500,000	$50,000
500,001 to 1,000,000	$75,000
more than 1,000,000	$100,000

In no event, however, shall the royalty due in any Calendar Year for all licenses offered in Articles 2.2, 2.3, 2.4 and 2.5 of this Agreement exceed the amounts specified in Article 3.1.7 hereof.

3.1.4	Free Television AVC Video. The royalty for the sublicense granted pursuant to Section 2.4 hereof upon the Transmission after December 31, 2005 of Free Television AVC Video shall be either: (i) $2,500 per Calendar Year per Broadcast Market which includes at least 100,000 but no more than 499,999 Households, $5,000 per Calendar Year per Broadcast Market which includes at least 500,000 but no more than 999,999 Households, and $10,000 per Calendar Year per Broadcast Market which includes 1,000,000 or more Households or (ii) a one time fee of $2,500 for each AVC Encoder used by or on behalf of Licensee to encode Free Television AVC Video that is Transmitted to an End User. Licensee shall inform the Licensing Administrator in writing within thirty (30) days of Licensee’s execution of this Agreement whether Licensee has elected option (i) or (ii) above. Notwithstanding Licensee’s initial election to pay royalties under subsection (i) above, Licensee may elect to pay royalties under subsection (ii) above at any time during the term of this License by written notice to the Licensing Administrator and payment of associated royalties. No credits or refunds for royalties paid pursuant to subsection (ii) shall be provided.

In no event, however, shall the royalty due in any Calendar Year for all licenses offered in Articles 2.2, 2.3, 2.4 and 2.5 of this Agreement exceed the amounts specified in Article 3.1.7 hereof.

3.1.5

Internet Broadcast AVC Video. During the initial term of this Agreement as specified in Article 6.1, there shall be no royalty payable for the sublicense granted pursuant to Section 2.5 hereof upon the Sale of Internet Broadcast AVC Video. For Sales of Internet Broadcast AVC Video after December 31, 2010, the

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AVC PATENT PORTFOLIO LICENSE (cont’d)

royalty payable for the Sale of Internet Broadcast AVC Video shall be no more than the economic equivalent of royalties payable during the same time for Free Television AVC Video. Royalties payable as of January 1, 2011 shall be announced by the Licensing Administrator no later than January 1, 2010.

3.1.6	OEM Licensee. Subject to the limitation of Article 3.1.9, the royalty in any Calendar Year for the sublicense granted pursuant to Article 2.6 hereof upon the Sale after December 31, 2004, of each OEM AVC Product(s) (each OEM AVC Product which is an encoder, decoder or codec shall be referred to in this Article as a “Unit”) whether one or more Units are incorporated in a single product shall be as follows:

Unit Sales in Any Calendar Year After December 31, 2004	Royalties Payable

0 to 100,000 Units	$0.00
100,001 to 5,000,000 Units	$0.20 per Unit
Units in excess of 5,000,000	$ 0.10 per Unit

In no event, however, shall the royalty for the sublicense granted in Article 2.6 hereof in any Calendar Year exceed the amounts specified below for the combined Sales of a Licensee and each of its Affiliates:

Calendar Year	Royalties Payable by Enterprise per Year

Sales in 2005 and 2006	$3,500,000
Sales in 2007 and 2008	$4,250,000
Sales in 2009 and 2010	$5,000,000

Should Licensee give the Licensing Administrator written notice by February 28 of any Calendar Year that it elects to pay the amount specified above and pays such amount by March 31 of the same Calendar Year, then Licensee shall be relieved of the obligation of Article 3.11.1 with respect to royalty reports for the same Calendar Year in which the payment is made.

3.1.6.1

Conditions to the Grant of an OEM License. No sublicense shall be granted under Article 2.6 hereof unless Licensee notifies the Licensing Administrator in writing by November 30 of the Calendar Year preceding the Calendar Year in which Licensee desires to be granted an OEM License that Licensee has elected an OEM License (“Notice”). The Notice shall specify in detail reasonably acceptable to the Licensing Administrator the identity of both the brand name of

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AVC PATENT PORTFOLIO LICENSE (cont’d)

each OEM AVC Product and the Computer Operating System in which it is included which is covered by the OEM License. Royalties payable by an OEM Licensee shall be paid no later than March 31 of the Calendar Year to which such royalty is applicable.

3.1.7	Enterprise Licensees. Pursuant to Article 2.7 and notwithstanding anything to the contrary in Article 2.9 hereof, and in lieu of the royalties specified in Articles 3.1.2, 3.1.3, 3.1.4 and 3.1.5, a Licensee and its Affiliates which are licensees under the AVC Patent Portfolio License and are identified in writing to the Licensing Administrator by Licensee shall pay no more than the following total amounts in each Calendar Year for all such licenses for the combined Sales of Licensee and its Affiliates during such year:

Each Calendar Year	Royalties Payable for The Licenses Granted Under Articles 2.2, 2.3, 2.4 and 2.5

2006 and 2007	$3,500,000
2008 and 2009	$4,250,000
2010	$5,000,000

By way of example only, a Licensee which pays royalties in 2006 pursuant to this Article 3.1.7 for the sublicenses granted in Articles 2.2 and 2.3 shall pay $3,500,000 for such sublicenses.

A Licensee also may elect the sublicense provided by this Section 3.1.7 by notifying the Licensing Administrator in writing by February 28 in any Calendar Year and shall pay to the Licensing Administrator the amount specified in this Article 3.1.7 by March 31 of the Calendar Year to which such royalty is applicable.

3.1.8	Alternative Royalty Computation. With respect to the royalties payable under Articles 3.1.2, 3.1.3, 3.1.4 and 3.1.5 hereof, the Licensing Administrator, for the convenience of Licensee, may at the sole discretion of the Licensing Administrator agree to alternative royalty computations with Licensee which are the economic equivalent of those specified in such Articles.

3.1.9	Limitations on Sales at no Royalties. Only one Affiliate within each Enterprise shall be subject to the $0.00 royalty payable under Sections 3.1.1 and 3.1.6. The first Sale in any Calendar Year of all other Affiliates in an Enterprise which are licensees shall be deemed to commence at the next “Royalty Payable” ($0.20 in Sections 3.1.1 and 3.1.6).

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AVC PATENT PORTFOLIO LICENSE (cont’d)

3.2	Applicable Royalty Payments. Subject to the terms of Articles 3.1.2, 3.1.3 and 3.1.4, the royalties set forth in this Article 3 are additive as to each AVC Royalty Product Sold to the extent that individual royalties specified in subsections 3.1.1 through 3.1.7 are applicable thereto including, without limitation, when multiple such AVC Royalty Product(s) are included in a single product which is Sold.

3.3	Notification by Enterprise Licensee of Affiliates. If a Licensee elects to pay the single amount specified per Calendar Year in Article 3.1.7, Licensee shall notify the Licensing Administrator in writing of the identity of each current Affiliate which is to be included within the Enterprise License no later than February 28 of such Calendar Year. Should Licensee desire to add additional Affiliates within the Enterprise License after February 28 of the Calendar Year, it shall promptly notify the Licensing Administrator.

3.4	The Payment of Running Royalties Upon the Sale of AVC Codecs Sold in an Encrypted, Disabled, or Otherwise Unusable Form (for purposes of this Section 3.4, collectively “Encrypted Products”).

3.4.1	Royalties pursuant to this Article 3 are payable upon the Sale of Encrypted Products in which the AVC functionality of the Encrypted Product is encrypted, disabled or otherwise unusable only:

3.4.1.1	upon the distribution of a key or other instrumentality allowing the Encrypted Product to be used to decode and/or encode bit streams compliant with the AVC Standard; or

3.4.1.2	if the encryption, disablement or other method employed to prevent use of the Encrypted Product is generally breached; royalties for all such Encrypted Products Sold shall immediately become payable pursuant to Article 3; or

3.4.1.3	if Licensee fails to take reasonable steps to insure that the AVC functionality is encrypted, disabled or otherwise unusable, royalties for all such Encrypted Products Sold shall immediately become payable pursuant to Article 3.

3.5	Payment Schedule.

3.5.1	Payment of Per Unit Royalties Pursuant to Article 3.1.1 and 3.1.2. Per unit royalties payable pursuant to Articles 3.1.1, 3.1.2 and 3.1.6 of this Agreement that accrue after the latest signature date specified on the final page of this Agreement shall be payable by Licensee to the Licensing Administrator semiannually as measured from such signature date to the last business day of each six-month period thereafter for AVC Royalty Products Licensed pursuant to Article 2.1, 2.2 or 2.6 which are Manufactured or Sold during the immediately preceding semiannual period ending on the last business day of the second month preceding the month when royalties are payable.

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AVC PATENT PORTFOLIO LICENSE (cont’d)

3.5.2	Royalties Payable Pursuant to Article 3.1.3. Royalties payable pursuant to Article 3.1.3 shall be paid by February 28 and by August 31 in each Calendar Year. Royalties payable by August 31 shall reflect the number of Subscribers during the period January 1 through June 30 of the Calendar Year and royalties payable by February 28 shall reflect the number of new Subscribers added during the period July 1 through December 31 of the prior Calendar Year.

3.5.3	Royalties Payable Pursuant to Article 3.1.4. Except as provided in Section 3.1 hereof, royalties payable pursuant to Article 3.1.4 shall be paid annually by March 31 of any Calendar Year to which such royalties apply.

3.5.4	Back Royalties. Any royalties pursuant to the above schedule which accrued under the terms of this Agreement during the period from the time in which royalties are payable under this Agreement to the latest signature date of this Agreement shall be payable within one calendar month of such signature date together with accrued interest of ten percent (10%) per annum from the date of Sale of the AVC Royalty Product to which the royalty applies, and shall be accompanied by a royalty statement in accordance with Section 3.11 of this Agreement.

3.6	Payments Upon Termination or Expiration. Within thirty (30) days after the effective date of termination or expiration of this Agreement, Licensee shall pay the Licensing Administrator any and all amounts that are due pursuant to this Agreement as of the effective date of such termination or expiration, together with applicable royalty statements for such payment in accordance with Section 3.11 of this Agreement.

3.7	Form of Payment. Any payment made under the provisions of this Agreement shall be made in United States Dollars and by wire transfer to the account designated by the Licensing Administrator in writing to the Licensee or other means the Licensing Administrator shall, in its sole discretion, find acceptable.

3.8	Taxes. In addition to the royalties set forth in Article 3 of this Agreement, Licensee shall pay or reimburse the Licensing Administrator for any and all taxes, such as sales, excise, value added, use taxes, and similar taxes of the Licensee, based on payments to be made hereunder in a jurisdiction(s) where such taxes are required. The royalties set forth in Article 3 of this Agreement shall be subject to withholding of any taxes of the Licensors required by applicable law, Licensors being the effective beneficial owner of all royalties.

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AVC PATENT PORTFOLIO LICENSE (cont’d)

3.8.1	At the Licensee’s request, the Licensing Administrator shall file any certificate in the name of the Licensors or such other document which may cause any tax that is so payable by the Licensee to be avoided or reduced.

3.8.2	The Licensee shall not be required to pay or reimburse the Licensing Administrator for taxes based upon the net worth, capital, net income, or franchise of the Licensing Administrator, nor for taxes imposed upon the Licensing Administrator solely by reason of the Licensing Administrator’s doing business in or being incorporated in the jurisdiction imposing such taxes.

3.8.3	The Licensee shall reasonably cooperate with the Licensing Administrator in respect of mitigating any withholding taxes, including providing such information as may be required by the Licensing Administrator for purposes of obtaining refunds of any taxes withheld.

3.8.4	The Licensing Administrator shall reasonably cooperate and provide such information as may be required by the Licensee for any purpose or reason relating to taxation.

3.8.5	If the Licensee in good faith contests any tax that is so payable or reimbursable by the Licensee, the Licensing Administrator shall reasonably cooperate in such contest at the Licensee’s expense.

3.8.6	The Licensing Administrator shall pass on to the Licensee any tax refunds received by the Licensing Administrator with respect to the Licensee’s previous payment or reimbursement of applicable taxes hereunder, if any.

3.9	Late Payments. Any payment required hereunder that is received by the Licensing Administrator after the date it is due pursuant to the terms of Article 3 hereof (including unpaid portions of amounts due) shall bear interest, compounded monthly, at the lesser of ten percent (10%) per annum or the highest interest rate permitted to be charged by the Licensing Administrator under applicable law.

3.9.1	My interest charged or paid in excess of the maximum rate permitted by applicable law shall be deemed the result of a mistake and interest paid in excess of the maximum rate shall be promptly credited or refunded (at Licensees option) to Licensee.

3.10	Dishonored Cheeks. If the Licensing Administrator permits a payment due under this Agreement to be made by check and the check is dishonored, the payment may, at the Licensing Administrator’s option, be deemed not to have been made.

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AVC PATENT PORTFOLIO LICENSE (cont’d)

3.11	Statements. Royalty statements as specified in this Article 3.11 shall be provided in electronic form to the Licensing Administrator at least thirty (30) days before a royalty payment, if any, associated with such statement is due.

3.11.1	For Royalties Paid Pursuant to Articles 3.1.1 or 3.1.6. Royalties paid pursuant to Article 3.1.1 shall be accompanied by a statement which shall show in reasonable detail both (a) the quantity and country of Manufacture of any and all AVC Products Sold by Licensee during such reporting period and (b) the quantity and country of Sale of any and all AVC Products Sold by Licensee during such reporting period, and shall provide a calculation of the royalties, if any, which are payable by virtue of such Manufacture and/or Sale of AVC Products during the period when the royalty payment, if any, accrued. A Sale for the purposes of this Article 3.11.1 shall be deemed to take place in the country in which title to the AVC Product passes from Licensee or, at the election of the Licensing Administrator, in the country in which the AVC Product is Transmitted. No such statement shall be required of a Licensee which pays in its first royalty payment with respect to any Calendar Year the maximum Enterprise Royalty payable under Articles 3.1.1 and 3.1.6 and no further statements shall be required of any Licensee after Licensee has made the maximum royalty payment in any Calendar Year as specified in Articles 3.l.l and 3.1.6.

3.11.2	For Royalties Paid Pursuant to Article 3.1.2 Royalties paid pursuant to Article 3.1.2 shall be accompanied by a statement which shall show in reasonable detail (a) the total remuneration received by Licensee during such reporting period and a calculation of the royalties, if any, which are due (if Licensee elects to pay 2% of the remuneration received as specified in Article 3.1.2) or (b) the number of Titles Sold during such reporting period and a calculation of the royalties, if any, which are due (if Licensee elects to pay $0.02 per Title Sold as specified in Article 3.1.2). Such statement shall also show in reasonable detail both (a) the quantity and country of Manufacture of any and all Titles Sold by Licensee during such reporting period and (b) the quantity and country of Sale of any and all Titles Sold by Licensee during such reporting period. A Sale for purposes of this Article 3.11.2 shall be deemed to take place in the country in which legal title to the Title passes from Licensee, or, at the election of the Licensing Administrator, in the country in which the Title is Transmitted.

3.11.3

For Royalties Paid Pursuant to Article 3.1.3. Royalties paid pursuant to Article 3.1.3 shall be accompanied by a statement which shall show in reasonable detail the number of Subscribers for AVC Video during such reporting period and the country of Sale and Manufacture of the AVC Video Sold to each Subscriber, and a calculation of the royalties, if any, which are due. For the convenience of Licensee, the Licensing

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AVC PATENT PORTFOLIO LICENSE (cont’d)

Administrator may, in its sole discretion, agree to other forms of reports. Such reports shall, if commercially reasonable, indicate the country of Sale and Manufacture as directed by MPEG LA.

3.11.4	For Royalties Paid Pursuant to Article 3.1.4. Royalties, paid pursuant to Article 3.1.4(i) shall be accompanied by a statement showing in reasonable detail the number of Broadcast Markets to which Licensee has Transmitted AVC Video and the number of Households in such Broadcast Market. Royalties paid pursuant to Article 3.1.4(ii) shall be accompanied by a statement showing in reasonable detail the number and identification of each AVC Encoder for which a royalty is paid.

3.11.5	For Royalties Paid Pursuant to Article 3.1.7. Royalties paid pursuant to Article 3.1.7 shall be accompanied by a statement showing (a) whether Licensee is paying as an Enterprise Licensee for the license granted in Articles 2.2, 2.3, 2.4 and/or 2.5 and (b) identifying to which Affiliates, if any of Licensee, such royalty payment applies. No such statements shall be required of any Licensee after Licensee has made the maximum royalty payment in any Calendar Year as specified in Article 3.1.7.

3.11.6	All such statements required by Article 3.11 shall be certified by an employee of Licensee authorized to make such certification.

3.11.7	The Licensing Administrator shall maintain all information in such statements of Licensee as Confidential Information in accordance with Article 5 of this Agreement, except to the extent that the information is needed by the Licensing Administrator to report to the Licensors the aggregate royalties paid by all sublicensees of the Licensing Administrator. In no event shall the Licensing Administrator provide to any of the Licensors information on royalties paid on a licensee-by-licensee basis unless required by law, court order, or rule or regulation.

3.12	Audits.

3.12.1	Books and Records. All Licensees shall keep and maintain accurate and detailed books and records for the Licensing Administrator to ascertain the royalties payable hereunder. Books and records pertaining to a particular royalty reporting period shall be maintained for three (3) years from date on which a royalty is paid or becomes due in respect of such period.

3.12.2	Audit Rights. The Licensing Administrator shall have the right to audit or have audited the books and records of Licensee relating to payments made or due hereunder for the sole purpose of verifying the amounts due and payable hereunder, not more than once per Calendar Year (unless any audit reveals a shortfall as provided in this section) upon reasonable notice to the Licensee. All such audits shall be conducted during reasonable business hours of the Licensee.

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AVC PATENT PORTFOLIO LICENSE (cont’d)

3.12.2.1	Any such audit shall be performed by an independent certified public accountant(s) or equivalent (“Auditor”) selected by the Licensing Administrator and acceptable to Licensee, whose consent shall not be unreasonably withheld, in the country where the audit is to take place. Licensee shall fully cooperate with Auditor in conducting such audit and shall permit Auditor to inspect and copy such portions of the Licensee’s books and records that the Auditor, in the Auditor’s discretion, deems appropriate and necessary in accordance with the professional standards applicable to the Auditor in the country where the audit is to take place (“Necessary Records”). It shall be a material breach of this Agreement for Licensee to fail to provide to Auditor such Necessary Records.

3.12.2.2	The Licensing Administrator shall have the Auditor (and each member or employee thereof participating in the audit) agree not to disclose any information learned by the Auditor in the audit to any Licensor, nor use any such information, except for providing the Licensing Administrator with a statement of payments due by Licensee in sufficient detail consistent with Article 3.11 hereof.

3.12.2.3	The cost of an audit in accordance with Article 3.12.2 of this Agreement shall be at the expense of the Licensing Administrator; provided, however, the Licensee shall pay the cost of the audit if the audit reveals any underpayment which in the aggregate is greater than five percent (5%) of the amount actually due for the period being audited. Any payments due by the Licensee under Article 3.12 shall be due within thirty (30) days of notice from the Licensing Administrator.

3.12.2.4	Within thirty (30) days after receiving notice from the Licensing Administrator of any shortfalls uncovered, Licensee shall pay (i) any shortfalls plus interest as set forth in Section 3.9 herein, as measured from the date when such shortfall should have been paid; and (ii) the cost of the audit if required under Article 3.12.2.3 hereof.

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AVC PATENT PORTFOLIO LICENSE (cont’d)

4.	REPRESENTATIONS AND WARRANTIES

4.1	The Licensing Administrator represents and warrants that it has the authority, power and right to grant the rights and sublicenses to Licensee under this Agreement.

4.2	The Licensing Administrator makes no representation or warranty that the AVC Patent Portfolio Patent(s) sublicensed hereunder includes all AVC Essential Patent(s) throughout the world, or that the making, using or selling of products, or providing services covered by the claims of the AVC Patent Portfolio Patent(s) licensed hereunder will not infringe, directly, contributorily, by inducement or otherwise, any patent or other intellectual property right of a party other than the Licensors.

4.3	Licensee represents and warrants that (a) it is entering into this Agreement for its own convenience in acquiring patent rights necessary for compliance with the AVC Standard from multiple Licensors in a single transaction rather than electing its option to negotiate separate license agreements with individual Licensors; (b) Licensee is fully aware that the Patents in the AVC Patent Portfolio may not include all present and future AVC Essential Patent(s), and that this Agreement may not provide Licensee with all the patent or other rights needed to perform the activities contemplated by Licensee in entering into this Agreement; and (c) Licensee understands that the terms of this Agreement require the payment of the same specified royalty regardless of whether one or more patents are infringed. The Licensing Administrator and Licensee recognize that Licensee has the right to separately negotiate a license with any or all of the Licensors under any and all of the AVC Patent Portfolio Patents under terms and conditions to be independently negotiated by each Licensor, and that this Agreement has been entered into freely and at the option of Licensee.

4.4	Licensee represents and warrants that it has not granted an exclusive license under an AVC Essential Patent owned by Licensee and has not assigned an AVC Essential Patent in anticipation of entering into this Agreement. Notwithstanding anything to the contrary in this Agreement, Licensors reserve the right to grant to the Licensing Administrator an exclusive license under any AVC Patent Portfolio Patent with respect to any particular party.

4.5	Each party represents and warrants that it will comply with all applicable laws, regulations or ordinances pertaining to its performance hereunder.

4.6	Each party represents and warrants that this Agreement and the transactions contemplated hereby do not violate any agreements to which it is subject as a party or otherwise.

4.7	Except as specifically provided for herein, each party further represents and warrants that in executing this Agreement it does not rely on any promises, inducements, or representations made by any party or third party with respect to this Agreement or any other business dealings with any party or third party, now or in the future.

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AVC PATENT PORTFOLIO LICENSE (cont’d)

4.8	Each party represents and warrants that it is not presently the subject of a voluntary or involuntary petition in bankruptcy or the equivalent thereof, does not presently contemplate filing any such voluntary petition, and does not presently have reason to believe that such an involuntary petition will be filed against it.

4.9	Licensee and the Licensing Administrator recognize that the royalties payable hereunder shall neither increase nor decrease because of an increase or decrease in the number of Patents licensed hereunder or because of an increase or decrease in the prices of Licensed Products.

4.10	Other than the express warranties of this Article, there are NO OTHER WARRANTIES, EXPRESS OR IMPLIED.

5.	CONFIDENTIAL INFORMATION

5.1	For a period of five (5) years as measured from the date of first disclosure pursuant to this Agreement, the Licensing Administrator agrees to use reasonable care and discretion, commensurate with that degree of care it uses to protect similar information of its own, to avoid disclosure, publication, or dissemination of received Confidential Information, outside of those employees, officers, attorneys, Auditors or consultants of the Licensing Administrator who have a need to know Confidential Information.

5.2	Disclosure by the Licensing Administrator of Confidential Information under Section 5.1 of this Agreement shall be permitted in the following circumstances; provided that the Licensing Administrator shall have first given reasonable notice to Licensee that such disclosure is to be made:

5.2.1	In response to an order of a court, legal process or other governmental body;

5.2.2	As otherwise required by law;

5.2.3	As necessary to establish rights under this Agreement; or

5.2.4	If necessary in a proceeding before a governmental tax authority.

5.3	Notwithstanding any other provisions of this Agreement, the obligations specified in Section 5.1 of this Agreement will not apply to any information that:

5.3.1	Is or becomes publicly available without breach of this Agreement; or

5.3.2	Is released for disclosure by written consent of the Licensee.

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AVC PATENT PORTFOLIO LICENSE (cont’d)

6.	TERM AND TERMINATION

6.1	Term and Certain Royalty Rates on Renewal. This Agreement shall expire on December 31, 2010. Upon expiration, this Agreement shall be automatically renewed for successive five (5) year periods for the life of any AVC Patent Portfolio Patent (unless terminated pursuant to Section 6.4) upon notice of renewal to Licensee by the Licensing Administrator. Renewal may be conditioned upon compliance with any reasonable amendments or changes to the terms and conditions of this Agreement as set forth in such notice. Such reasonable change or amendment may take into account prevailing market conditions, changes in technological environment, and available commercial products at the time of each five (5) year renewal. In no event shall the royalty rates applicable to each specific Licensed Product increase upon each renewal of this Agreement by more than ten percent (10%) of the royalty rates applicable to such specific Licensed Product and specific license grant as set forth in the sublicense immediately prior to renewal. Licensee understands that provisions regarding the payment of royalties for the licenses granted pursuant to Article 2.5 hereof shall be added to this Agreement upon renewal and shall be effective as of January 1, 2011 and that the above shall not apply.

6.2	Termination for Material Breach. The Licensing Administrator shall have the right to terminate this Agreement upon breach of a material provision thereof by the Licensee. Subject to Article 6.5.5, such termination for material breach shall become effective upon the Licensing Administrator sending written notice to the Licensee specifying the breach, and the failure of the Licensee to demonstrate, to the satisfaction of the Licensing Administrator, that Licensee has cured such breach within thirty (30) days of the sending of such notice. A material breach as that term is used herein shall include, but is not limited to:

6.2.1	Failure of the Licensee to make payments and provide statements in accordance with this Agreement; or

6.2.2	Failure of the Licensee to maintain or provide to an Auditor adequate books and records or to permit an audit in accordance with Article 3 of this Agreement; or

6.2.3	Failure of the Licensee to grant licenses to AVC Essential Patent(s) licensable or sublicensable by Licensee in accordance with Article 8 of this Agreement; or

6.2.4	Failure of the Licensee to provide notice to customers as provided in Article 7 of this Agreement.

6.3

Partial Termination in the Event of Litigation Brought by Licensee. The Licensing Administrator, upon the instruction of a Licensor, shall terminate Licensee’s sublicense under any AVC Patent Portfolio Patent(s) licensed or sublicensed to the Licensing Administrator by such Licensor in the event that the Licensee has brought a lawsuit or

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AVC PATENT PORTFOLIO LICENSE (cont’d)

other proceeding for infringement of an AVC Related Patent(s) and/or an AVC Essential Patent(s) against such Licensor, and Licensee has refused to grant the Licensor a license on fair and reasonable terms and conditions under the AVC Related Patent(s) and/or AVC Essential Patent(s) upon which the lawsuit or other proceeding is based. For purposes of this Section 6.3 only, the Licensor’s per patent share of royalties payable pursuant to Article 3 of this Agreement shall be presumed to be a fair and reasonable royalty rate for Licensee’s Patent(s) considering the essential nature of Licensor’s Patent(s) licensed hereunder.

6.4	Voluntary Termination. Licensee may terminate this Agreement by providing thirty (30) days written notice to the Licensing Administrator.

6.5	Other Terminations. This Agreement may be terminated by the Licensing Administrator upon the occurrence of the following events:

6.5.1	If Licensee files a petition in bankruptcy or the equivalent thereof, or is the subject of an involuntary petition in bankruptcy that is not dismissed within sixty (60) days after the filing date thereof, or is or becomes insolvent, or admits of a general inability to pay its debts as they become due.

6.5.2	Upon the de facto or de jure nationalization or expropriation of Licensee by governmental or military action, whether or not with valid authority.

6.5.3	Upon any failure by Licensee to provide, within thirty (30) days after written notice from the Licensing Administrator, satisfactory and adequate assurances that Licensee is able and willing to fully and effectively perform its obligations under this Agreement.

6.5.4	Upon Licensee’s failure on more than two occasions during the term of this Agreement to pay royalties and provide statements as required by this Agreement.

6.5.5	In the event that any of the events listed in Article 6.5.1, 6.5.2, 6.5.3 or 6.5.4 hereof occur, this Agreement may be terminated by the Licensing Administrator upon thirty (30) days written notice to Licensee, without right to cure.

6.6	Survival. The following provisions of this Agreement shall survive expiration or termination of this Agreement:

6.6.1	The obligation of Licensee to pay all royalties accrued as of the effective date of expiration or termination pursuant to Article 3 hereof;

6.6.2	The obligation of Licensee to provide statements under Section 3.11 of this Agreement;

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AVC PATENT PORTFOLIO LICENSE (cont’d)

6.6.3	The obligation of the Licensing Administrator to maintain confidentiality under Article 5 of this Agreement; and

6.6.4	The obligations of Licensee pursuant to Sections 8.3 and 8.4.

7.	NOTICE TO CUSTOMERS

7.1	Notice Required for the License Granted under Articles 2.1 and 2.6. As a condition to the licenses granted pursuant to Articles 2.1 and 2.6 hereof, Licensee agrees to provide to any party that receives from Licensee an AVC Royalty Product the following notice: THIS PRODUCT IS LICENSED UNDER THE AVC PATENT PORTFOLIO LICENSE FOR THE PERSONAL AND NON-COMMERCIAL USE OF A CONSUMER TO (i) ENCODE VIDEO IN COMPLIANCE WITH THE AVC STANDARD (“AVC VIDEO”) AND/OR (ii) DECODE AVC VIDEO THAT WAS ENCODED BY A CONSUMER ENGAGED IN A PERSONAL AND NON-COMMERCIAL ACTIVITY AND/OR WAS OBTAINED FROM A VIDEO PROVIDER LICENSED TO PROVIDE AVC VIDEO. NO LICENSE IS GRANTED OR SHALL BE IMPLIED FOR ANY OTHER USE. ADDITIONAL INFORMATION MAY BE OBTAINED FROM MPEG LA, L.L.C. SEE HTTP://WWW.MPEGLA.COM

7.2	Notice Required for the License Granted under Article 2.6 and for Sales to Codec Licensee Customer(s). As a condition of the license granted under Article 2.6 and the license granted to a Codec Licensee to make Sales to Codec Licensee Customer(s), Licensee agrees to provide any party that receives an AVC Product from Licensee exercising such license rights the following notice: THIS PRODUCT IS LICENSED UNDER THE AVC PATENT PORTFOLIO LICENSE. SUCH LICENSE EXTENDS TO THIS PRODUCT ONLY AND ONLY TO THE EXTENT OF OTHER NOTICES WHICH MAY BE INCLUDED HEREIN. THE LICENSE DOES NOT EXTEND TO ANY OTHER PRODUCT REGARDLESS OF WHETHER SUCH PRODUCT IS INCLUDED WITH THIS LICENSED PRODUCT IN A SINGLE ARTICLE. ADDITIONAL INFORMATION MAY BE OBTAINED FROM MPEG LA, L.L.C. SEE HTTP://WWW.MPEGLA.COM

7.3	Licensing Administrator and Licensee agree that the obligations of Article 7 are a material part of this Agreement and are subject to the terms set forth in Section 6.2 of this Agreement, and that products sold in violation of Article 7 shall not be licensed under the terms of this Agreement.

7.4	In the event a Licensee fails to comply with the notice requirements of Section 7.1, the Licensing Administrator and/or Licensors may assert against Licensee rights for indemnification for damages caused thereby.

8.	MISCELLANEOUS PROVISIONS

8.1	Assignment.

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AVC PATENT PORTFOLIO LICENSE (cont’d)

8.1.1	In the event that the right of the Licensing Administrator to grant AVC Patent Portfolio Licenses is transferred to a successor Licensing Administrator, this Agreement shall be deemed assigned to the successor Licensing Administrator.

8.1.2	This Agreement may not be assigned by the Licensee under any circumstances. This Agreement shall terminate upon the Sale by Licensee of all or substantially all of its assets, or capital shares (or similar indicia of ownership), or upon a similar transaction.

8.2	Notice.

8.2.1	All notices required or permitted under this Agreement to Licensee or the Licensing Administrator shall be sent by either Certified Mail with return receipt requested, overnight delivery by commercial or other service which can verify delivery, fax to the number indicated herein, or by e-mail to the address indicated herein. Such notice so sent shall be effective as of the date it is sent. Notwithstanding anything to the contrary herein, amendments to Attachment 1 hereto, if any, shall be effective upon the posting of the new Attachment 1 on the website of the Licensing Administrator and such posting shall constitute notice pursuant to this Section.

8.2.2	All notices from the Licensing Administrator to Licensee shall be sent to:

Title:	General Counsel
Company:	DivX, Inc.
Address:	4780 Eastgate Mall
San Diego, CA 92121
Tel:	+858 882 0600
Fax:	+858 882 0604
E-mail:	jchen@divxcorp.com

CC:

Name:
Title:
Company:
Address:

Tel:
Fax:
E-mail:

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AVC PATENT PORTFOLIO LICENSE (cont’d)

8.2.3	All notices from the Licensee to the Licensing Administrator or its successor shall be sent to:

Contract Administrator

MPEG LA, L.L.C.

6312 S. Fiddler’s Green Circle, Suite 400E

Greenwood Village, CO 80111 USA

Tel: 303-331-1880

Fax: 303-331-1879

E-mail: contractadministrator@mpegla.com

Website: www.mpegla.com

8.3	Licensee Grant. Upon full execution of this Agreement, Licensee agrees to grant a worldwide, nonexclusive license and/or sublicense (commensurate to the scope of the licenses which Licensee has selected hereunder) under any and all AVC Essential Patent(s) that Licensee and its Affiliates, if any, have the right to license and/or sublicense, to any Licensor or any sublicensee of the Licensing Administrator desiring such a license and/or sublicense on fair and reasonable terms and conditions. For purposes of this Section 8.3 only, the Licensors’ per patent share of royalties which are payable pursuant to Article 3 of this Agreement shall be presumed to be a fair and reasonable royalty rate for the aforementioned license and/or sublicense to be granted by the Licensee.

8.4	Licensee’s Option. In lieu of Section 8.3, Licensee shall have the option to hereby grant a worldwide, nonexclusive, nontransferable, except to a successor Licensing Administrator, license and/or sublicense under any and all of its AVC Essential Patent(s) to the Licensing Administrator with the right by the Licensing Administrator to grant AVC Patent Portfolio Licenses that include the AVC Essential Patent(s) that Licensee and its Affiliates, if any, have the right to license or sublicense. Licensee shall identify to the Licensors any and all of its Patents which Licensee believes in good faith to be an AVC Essential Patent(s). Licensors shall determine whether each of the patent(s) identified by Licensee is an AVC Essential Patent(s) according to an established procedure applicable to all new Patents identified to the Licensors. The terms and conditions of the license and/or sublicense granted by the Licensee to the Licensing Administrator under this Section 8.4 shall be identical to the terms and conditions of the license and/or sublicense granted by each Licensor to the Licensing Administrator. If Licensee elects the option set forth in this Section 8.4, it shall enter into an agreement referred to as the “Agreement Among Licensors,” and other associated agreements which have been entered into by all Licensors.

8.5	Licensee Covenants.

8.5.1	Licensee hereby covenants to promptly notify the Licensing Administrator in the event that any allowed patent application(s) published for opposition, which is licensed or sublicensed to the Licensing Administrator pursuant to Section 8.4 of this Agreement as an AVC Essential Patent(s), does not issue as an AVC Essential Patent(s).

27

AVC PATENT PORTFOLIO LICENSE (cont’d)

8.5.2	Licensee shall promptly identify to the Licensing Administrator each patent(s), except for AVC Patent Portfolio Patents of the Licensors, licensable or sublicensable by Licensee, which Licensee believes in good faith to be an AVC Essential Patent(s) within thirty (30) days of execution of this Agreement.

8.5.3	In the event that Licensee or any of its Affiliates has granted an exclusive license to a third party under an AVC Essential Patent(s) prior to the date of Licensee’s execution of this Agreement, Licensee shall advise the Licensing Administrator of such an exclusive license and identify to the Licensing Administrator such third party.

8.6	Licensing Administrator Covenants.

8.6.1	The Licensing Administrator covenants that if during the term of this Agreement it acquires rights to grant sublicenses under additional AVC Essential Patent(s), the AVC Patent Portfolio License herein will be supplemented to include such additional AVC Essential Patent(s).

8.6.2	The Licensing Administrator covenants that, with the exception of partial termination under Section 6.3 of this Agreement, any deletion from the AVC Patent Portfolio shall occur only upon a determination by the Licensors, or upon a final adjudication of a tribunal of competent jurisdiction from which no appeal is taken or allowed, that the deleted Patent(s) is invalid or unenforceable in the country which issued or published the Patent(s), and that any addition to the AVC Patent Portfolio shall occur only upon the determination by the Licensors that the additional Patent(s) is an AVC Essential Patent(s) in the country which issued or published the Patent(s).

8.6.3	The Licensing Administrator further covenants that if any Patent(s) in the AVC Patent Portfolio sublicensed by the Licensing Administrator to Licensee pursuant to the terms hereof is found not to be an AVC Essential Patent(s) in the country which issued or published the Patent(s), either by the Licensors or upon a final adjudication of a tribunal of competent jurisdiction from which no appeal is taken or allowed, and such Patent(s) which is licensed to Licensee is to be deleted from the AVC Patent Portfolio, the Licensing Administrator shall give notice to Licensee of such deletion, and Licensee shall have the option to retain its sublicense under the deleted Patent(s) for the remainder of the term of this Agreement, including any renewal pursuant to Section 6.1 hereunder.

28

AVC PATENT PORTFOLIO LICENSE (cont’d)

8.6.4	The Licensing Administrator covenants that it shall not delete from or add to the AVC Patent Portfolio for reasons other than stated in Paragraphs 8.6.1, 8.6.2, 8.6.3 and Section 6.3 herein.

8.6.5	The Licensing Administrator covenants that the royalties for specific Licensed Products as set forth in Article 3 of this Agreement shall not increase during the term of this Agreement.

8.7	Most Favorable Royalty Rates. Except as provided in Article 8.7.1 of this Agreement, in the event that the Licensing Administrator grants an AVC Patent Portfolio License to another party with royalty rates more favorable than those set forth in Article 3 of this Agreement as they pertain to the specific products which are licensed hereunder, whether or not such more favorable royalty rates are on terms and/or conditions that are different than those set forth herein, the Licensing Administrator shall send written notice to Licensee specifying the more favorable royalty rates and any terms and/or conditions that are different than those set forth herein within thirty (30) days of the granting of the AVC Patent Portfolio License providing for such more favorable royalty rates. Licensee shall be entitled to an amendment of this Agreement to the extent of providing for royalty rates as favorable as that available to such other party within thirty (30) days of sending written notice to the Licensing Administrator requesting such amendment; provided, however, that this Agreement shall also be amended to include any additional terms provided in connection with the more favorable royalty rate as specified by the Licensing Administrator. Any amendment made pursuant to this Section 8.7 shall be effective as of the date it is made, and such more favorable royalty rates shall not be retroactively applicable in favor of the Licensee, and shall not be a basis for claiming any refund of royalties paid or accrued prior to such effective date.

8.7.1	Section 8.7 shall not apply to:

8.7.1.1	Settlement of litigation;

8.7.1.2	Determination by the Licensing Administrator of back royalties owed by a licensee, including any determination made by the Licensing Administrator pursuant to Section 3.5.4;

8.7.1.3	Compromise or settlement of royalty payments owed by a licensee in financial distress;

8.7.1.4	Individual licenses or sublicenses granted by a Licensor to a third party;

8.7.1.5	An order of a court or an administrative body; and

8.7.1.6	An unauthorized act of the Licensing Administrator.

29

AVC PATENT PORTFOLIO LICENSE (cont’d)

8.7.2	Notwithstanding anything to the contrary herein, the Licensing Administrator’s obligations under this Article 8 with respect to any agreement reached under Article 3.1.8 shall be limited to providing to Licensee such alternative royalty computation reached with any other licensee at the request of the Licensee.

8.8	Freedom of Independent Development. Nothing in this Agreement shall be construed as prohibiting or restricting Licensors or Licensee from independently developing, purchasing, Selling, licensing or otherwise dealing in any product or service regardless of whether such product or service is competitive with the products or services licensed hereunder.

8.9	Relationship. Nothing in this Agreement shall be construed to create a principal-agent relationship, partnership or joint venture between the parties, or give rise to any fiduciary duty from one party to the other party.

8.10	Severability. If any provision of this Agreement is held by a court or tribunal of competent jurisdiction to be unenforceable or contrary to law, the remaining provisions of the Agreement will remain in full force and effect to the extent that the interests of the parties in entering into this Agreement can be realized.

8.11	No Waiver. The failure of either party at any time to require performance by the other party of any provision of this Agreement shall not be construed as acquiescence or waiver of such failure to perform such provision. The failure of either party to take action upon the breach of any provision of this Agreement shall not be construed as acquiescence or waiver of any such breach.

8.12	Article and Section Headings. The Article and Section headings contained in this Agreement are for reference purposes only and shall not in any way control the meaning or interpretation of this Agreement.

8.13	Representation of Counsel; Mutual Negotiation. Each party has had the opportunity to be represented by counsel of its choice in entering into this Agreement. This Agreement shall therefore be deemed to have been negotiated at arm’s length, with the advice and participation of counsel, and prepared at the joint request, direction, and instruction of the parties, and shall be interpreted in accordance with its terms without favor to party.

8.14	English Language. The parties have agreed that this Agreement and all documents relating thereto be written in English.

8.15	Bankruptcy.

8.15.1

In the event that the Licensing Administrator should file a petition under the federal bankruptcy laws, or that an involuntary petition shall be filed against the Licensing Administrator, the parties intend that Licensee shall be protected in the continued enjoyment of its rights as licensee under the AVC Patent Portfolio Patents sublicensed hereunder to the maximum feasible extent including, without limitation, if it so elects,

30

AVC PATENT PORTFOLIO LICENSE (cont’d)

the protection conferred upon licensees under 11 U.S.C. section 365(n). The Licensing Administrator agrees that it will give Licensee notice of the filing of any voluntary or involuntary petition under the federal bankruptcy laws.

8.15.2	The AVC Patent Portfolio Patents sublicensed hereunder shall be deemed to be “intellectual property” as the term is defined in 11 U.S.C. section 101(35A). All written agreements entered into in connection with the parties’ performances hereunder from time to time shall be considered agreements “supplementary” to this Agreement for purposes of 11 U.S.C. section 365(n).

8.16	Choice of Law. The validity, construction and performance of this Agreement shall be governed by the substantive law of the State of New York, United States of America, without regard to the conflict of law rules.

8.17	Third Party Beneficiaries. Except as provided in this Section 8.17, nothing in this Agreement shall be construed to give rise to any obligation on either party hereto for the benefit of a third party other than the Licensors or to confer any rights on any third party other than the Licensors. Notwithstanding anything to the contrary herein, any licensee under an AVC Patent Portfolio License which is in full compliance with its obligations under such License shall be deemed a third party beneficiary of the obligations under Article 8.3 of any other licensee.

8.18	Entire Agreement.

8.18.1	The provisions of this Agreement, including its attachments and any amendments, constitute the entire Agreement between the parties, and supersede any and all prior communications and understandings, oral or written, between the parties or Licensors relating to the subject matter hereof.

8.18.2	Except for supplementation of or deletion from the AVC Patent Portfolio by the Licensing Administrator, no amendment of this Agreement shall be effective unless such amendment is in writing and specifically references this Agreement, and is signed by all parties hereto. The Licensing Administrator shall promptly notify Licensee of any supplementation of or deletion from the AVC Patent Portfolio.

8.19	Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

31

AVC PATENT PORTFOLIO LICENSE (cont’d)

DivX, Inc.

Date: January 16, 2008	By:	/s/ David Richter
David Richter
Executive Vice President

MPEG LA, L.L.C.

Date: Jan. 24, 2008	By:	/s/ Lawrence A. Horn
Lawrence A. Horn
Manager & CEO

32

November 1, 2007	AVC Attachment 1	Page 1 of 14

The Trustees of Columbia University in the City of New York

US Re. 35,093

CA 2,096,431

DE 69129595

DE 69130329

FR 564,597

FR 630,157

GB 564,597

GB 630,157

JP 2,746,749

DAEWOO Electronics Corporation

KR 174,441

KR 229,783

Electronics and Telecommunications Research Institute

KR 353,851

France Télécom, société anonyme

US 4,796,0871

DE 3767919†

Fl 862412

FR 2,599,5773

GB 248,711†

IT 248,711 †

SE 248,711†

Fraunhofer-Gesellschaft zur Foerderung der angewandten Forschung e.V.

US 6,894,628

US 6,900,748

US 7,088,271

US 6,943,710

JP 3,989,485

[1]	Expired May 31, 2007
[2]	Expired May 28, 2007
[3]	Expired May 29, 2006
†	Expired May 26, 2007

November 1, 2007	AVC Attachment 1	Page 2 of 14

AT 352826

BE 1,467,491

BG 1,467,491

CH/LI 1,467,491

CZ 1,467,491

DE 50306371.1

DK 1,467,491

ES 1,467,491

FI 1,467,491

FR 1,467,491

GB 1,467,491

GR 3060957

HU 1,467,491

IE 1,467,491

IT 1,467,491

NL 1,467,491

PT 1,467,491

RO 1,467,491

SE 1,467,491

TR 1,467,491

AT 343302

BE 1,487,113

CH/LI 1,487,113

CZ 1,487,113

DE 50305419

DK 1,487,113

ES 1,487,113

FI 1,487,113

FR 1,487,113

GB 1,487,113

GR 1,487,113

HU 1,487,113

IE 1,487,113

IT 1,487,113

NL 1,487,113

PT 1,487,113

RO 1,487,113

SE 1,487,113

November 1, 2007	AVC Attachment 1	Page 3 of 14

Fujitsu Limited

US 5,235,618

JP 3,791,922

JP 3,946,721

Hitachi, Ltd

JP 3,191,935

JP 3,303,869

Koninklijke Philips Electronics N.V.

US 4,849,812

US 5,021,879

US 5,128,758

US 5,179,442

US 5,606,539

US 5,608,697

US 5,844,867

US 5,699,476

US 5,740,310

LG Electronics Inc.

US 6,594,400

US 6,862,043

US 6,912,351

US 7,233,621

November 1, 2007	AVC Attachment 1	Page 4 of 14

AT 354259

BE 1,406,453

BG 1,406,453

CH/LI 1,406,453

CY 1,406,453

CZ 1,406,453

DE 60311720.1

DK 1,406,453

EE E001131

ES 1,406,453

FI 1,406,453

FR 1,406,453

GR 3060991

HU 1,406,453

IE 1,406,453

IT 1,406,453

LU 1,406,453

MC 1,406,453

NL 1,406,453

PT 1,406,453

SE 1,406,453

SI 1,406,453

SK 1,406,453

TR 1,406,453

GB 2,387,498

CN 200410104547.2

RU 2,297,109

TW I 280,806

GB 2,408,889

GB 2,388,267

CN 03101444.5

NL 1,022,331

TW 221,076

GB 2,405,549

GB 2,416,455

HK 1,079,647

HK 1,091,634

GB 2,393,873

DE 10300533

GB 2,406,459

GB 2,406,460

KR 237,636

November 1, 2007	AVC Attachment 1	Page 5 of 14

KR 251,549

KR 491,530

KR 494,828

HK 1073555

KR 494,829

HK 1073556

KR 494,830

RU 2273113

KR 494,831

KR 505,319

KR 505,320

KR 506,864

RU 2,264,049

TW 229,825

KR 506,865

KR 506,866

KR 507,917

KR 508,798

CN 03101657.X

KR 508,799

KR 508,800

KR 523,551

KR 525,785

KR 602,149

KR 617,598

KR 619,716

November 1, 2007	AVC Attachment 1	Page 6 of 14

KR 626,234

KR 626,235

KR 640,937

KR 674,027

KR 687,845

KR 721,022

KR 757,829

KR 757,830

KR 757,831

KR 757,832

NL 1,022,332

NL 1,022,333

NL 1,029,485

NL 1,029,486

Matsushita Electric Industrial Co., Ltd.

US Re. 35,910

US 5,223,949

US 6,608,939

US 6,658,152

US 6,681,048

CN 97191584.9

JP 3,208,101

JP 3,222,876

JP 3,527,454

KR 354,799

KR 425,613

SG 54716

US 6,445,739

US 6,501,793

November 1, 2007	AVC Attachment 1	Page 7 of 14

US 6,954,157

US 6,967,600

US 7,095,896

US 7,126,989

US 7,167,591

TW I 262,024

US 7,184,598

BE 1,387,585

CZ 1,387,585

DE 60203492.2

DK 1,387,585

ES 2238593

Fl 1,387,585

FR 1,387,585

GB 1,387,585

IE 1,387,585

IT TO2005B070288

MX 239386

NL 1,387,585

SE 1,387,585

TR 200502315T4

November 1, 2007	AVC Attachment 1	Page 8 of 14

AT 1,406,451

CZ 1,406,451

DE 60310842.3

DK 1,406,451

ES 1,406,451

Fl 1,406,451

FR 1,406,451

GB 1,406,451

HU 1,406,451

IE 1,406,451

IT 1,406,451

NL 1,406,451

RO 1,406,451

SE 1,406,451

SI 1,406,451

TR 1,406,451

DE 60311734.1

ES 1,424,856

FR 1,424,856

GB 1,424,856

IT 1,424,856

NL 1,424,856

CN 03801158.1

CZ 1,478,188

DE 60302652.4

DK 1,478,188

ES 2252666

Fl 1,478,188

FR 1,478,188

GB 1,478,188

HU E000227

IE 1,478,188

IT TO200668156

MX 238917

NL 1,478,188

PT 1,478,188

RO 1,478,188

SE 1,478,188

SI 1,478,188

TR 200600624T4

TW I 281,352

November 1, 2007	AVC Attachment 1	Page 9 of 14

JP 2,794,899

JP 3,234,807

JP 3,735,244

MY 124,128

JP 3,756,475

JP 3,769,534

CN 02804269.7

JP 3,824,268

MX 243908

TW I 272,013

Microsoft Corporation

US 6,563,953

US 6,735,345

US 6,882,685

US 7,106,797

CN 02143205.8

TW I 221,388

US 6,912,584

US 7,116,830

US 7,120,197

US 7,149,247

US 7,162,091

DE 60311231.5

FR 1,468,566

GB 1,468,566

IT 1,468,566

KR 578,432

CN 03124169.7

November 1, 2007	AVC Attachment 1	Page 10 of 14

Mitsubishi Electric Corporation

US 6,097,759

CA 2,327,489

NO 310850

US 7,095,344

TW I 222,834

JP 1,869,9404

JP 3,347,954

JP 3,807,342

Nippon Telegraph and Telephone Corporation

JP 2,938,412

NTT DoCoMo, Inc.

JP 3,491,001

Robert Bosch GmbH

DE 3769306†

FR 0279053†

GB 0279053†

IT 0279053†

NL 0279053†

Samsung Electronics Co., Ltd.

US 5,384,849

CN 93106014.1

JP 2,728,619

KR 148,130

RU 2,072,562

US 5,467,086

JP 2,665,127

[4]	Expired March 8, 2005.
†	Expires on December 11, 2007.

November 1, 2007	AVC Attachment 1	Page 11 of 14

US 5,654,706

DE 69321781

FR 580,454

GB 580,454

HK 1008711

JP 3,369,422

JP 3,442,028

US 6,680,975

KR 103,834

KR 132,895

KR 147,549

KR 148,226

KR 152,017

KR 162,196

KR 166,716

KR 178,711

KR 205,293

KR 301,013

AU 717,480

RU 2,154,918

SG 70679

JP 3,579,013

KR 313,870

CN 98122956.5

CN 03107665.3

CN 03107666.1

CN 03107667.X

HK 1056286

HK 1056287

HK 1059699

November 1, 2007	AVC Attachment 1	Page 12 of 14

KR 359,093

CN 200410054953.2

KR 375,345

KR 460,970

KR 584,549

KR 605,290

KR 584,552

KR 622,305

KR 622,306

KR 708,202

Scientific-Atlanta Vancouver Company†

US 6,646,578

US 7,050,504

Sedna Patent Services, LLC

US 6,510,554

Sharp Corporation

US 7,106,795

US 7,123,655

JP 2,951,861

JP 3,078,692

JP 3,664,626

JP 3,678,365

†	Ownership of each of the patents listed under Scientific-Atlanta Vancouver Company was acquired by Scientific-Atlanta Vancouver Company as of April 29, 2007.

November 1, 2007	AVC Attachment 1	Page 13 of 14

JP 3,688,248

JP 3,688,283

JP 3,688,288

JP 3,714,944

JP 3,710,464

JP 3,734,492

JP 3,734,494

JP 3,862,725

KR 591,653

KR 612,785

CN 02817995.1

HK 1,070,223

Siemens AG

US 5,933,541

US 6,115,503

Sony Corporation

US Re. 37,222

US 4,864,393

US 5,510,840

US 5,539,466

US 6,160,849

Toshiba Corporation

US 5,930,395

US 6,353,681

US 6,621,931

JP 3,631,488

November 1, 2007	AVC Attachment 1	Page 14 of 14

JP 3,657,954

CN 97193909.8

JP 3,657,965

JP 3,657,967

JP 3,657,978

KR 685,771

KR 685,772

Victor Company of Japan, Limited

US Re. 34,965

US Re. 35,158

November 1, 2007	AVC Attachment 1	Page 1 of 1

Addendum of Patents of Withdrawn Licensors

Each patent listed below was contributed to the AVC Patent Licensing Program by an entity that has withdrawn as a licensor from the AVC Patent Licensing Program effective as of the date listed next to that entity’s name. Those licensees with an AVC Patent Portfolio License in effect prior to the date of withdrawal indicated next to each patent retain their license under the respective withdrawn patent on and after the indicated withdrawal date.

LSI Corporation (formerly LSI Logic Corporation) (withdrawn July 15, 2007)

US 7,020,200 (withdrawn July 15, 2007)